Exhibit 99.1

BurgerFi Receives Nasdaq Deficiency Notices

FORT LAUDERDALE, FL – August 30, 2024 (GLOBE NEWSWIRE) – BurgerFi International, Inc. (NASDAQ: BFI, BFIIW) (“BurgerFi” or the “Company”), owner of the high-quality, casual dining pizza brand Anthony’s Coal Fired Pizza & Wings (“Anthony’s”) and one of the nation’s leading fast-casual “better burger” dining concepts through the BurgerFi brand, has received deficiency notices from Nasdaq Stock Market LLC (“Nasdaq”) related to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended July 1, 2024 (“Q2 Form 10-Q”) and the composition of Board committees arising from the resignation of directors.

On August 27, 2024, Nasdaq provided formal notice to the Company that as a result of the Company’s failure to timely file its Q2 Form 10-Q, the Company does not comply with the continued listing requirements under the timely filing criteria outlined in Nasdaq Listing Rule 5250(c)(1). Also on August 27, 2024, Nasdaq provided formal notice to the Company that as a result of the resignations of certain members of the Company’s Board of Directors, the Company does not comply with Nasdaq’s audit committee and compensation committee requirements set forth in Nasdaq Listing Rule 5605.

The Company is required to submit to Nasdaq within 60 calendar days a plan to regain compliance with respect to the delinquent Q2 Form 10-Q, and if accepted by Nasdaq, the Company has until February 18, 2025 to implement the plan to regain compliance. The Company is required to submit to Nasdaq within 45 calendar days a plan to regain compliance with respect to the composition of its audit committee and compensation committee, and if accepted by Nasdaq, the Company has until February 24, 2025 to evidence compliance. The Company will evaluate available options to regain compliance within the compliance periods, including submission of such plans. However, there can be no assurance that the Company will submit the plans, Nasdaq will accept the plans, or the Company will regain compliance within the compliance periods or maintain compliance with the other Nasdaq listing requirements.

About BurgerFi International (Nasdaq: BFI, BFIIW)

BurgerFi International, Inc. is a leading multi-brand restaurant company that develops, markets, and acquires fast-casual and premium-casual dining restaurant concepts around the world, including corporate-owned stores and franchises. BurgerFi International, Inc. is the owner and franchisor of the two following brands with a combined 162 locations.

Anthony’s. Anthony’s is a premium pizza and wing brand with 60 restaurants (59 corporate-owned casual restaurant locations and one dual brand franchise location), as of April 1, 2024. Known for serving fresh, never frozen and quality ingredients, Anthony’s is centered around a 900-degree coal-fired oven with menu offerings including “well-done” pizza, coal-fired chicken wings, homemade meatballs, and a variety of handcrafted sandwiches and salads. Anthony’s was named “The Best Pizza Chain in America” by USA Today’s Great American Bites, “Top 3 Best Major Pizza Chain” by Mashed in 2021, “The Absolute Best Wings in the U.S.” by Mashed in 2022, and named in “America’s Favorite Restaurant Chains of 2022” by Newsweek.

BurgerFi. BurgerFi is among the nation’s fast-casual better burger concepts with 102 BurgerFi restaurants (75 franchised and 27 corporate-owned) as of April 1, 2024. BurgerFi is chef-founded and committed to serving fresh, all-natural and quality food at all locations, online and via first-party and third-party deliveries. BurgerFi uses 100% American Angus Beef with no steroids, antibiotics, growth hormones, chemicals or additives. BurgerFi’s menu also includes high-quality Wagyu Beef Blend Burgers, All-Natural Chicken offerings, Hand-Cut Sides, and Frozen Custard Shakes. BurgerFi was named “The Very Best Burger” at the 2023 edition of the nationally acclaimed SOBE Wine and Food Festival and “Best Fast Food Burger” in USA Today’s 10Best 2023 Readers’ Choice Awards for its BBQ Rodeo Burger, “Best Fast Casual Restaurant” in USA Today’s 10Best 2023 Readers’ Choice Awards for the third consecutive year, QSR Magazine’s Breakout Brand of 2020 and Fast Casual’s 2021 #1 Brand of the Year. In 2021, Consumer Reports awarded BurgerFi an “A Grade Angus Beef” rating for the third consecutive year. To learn more about BurgerFi or to find a full list of locations, please visit www.burgerfi.com. BurgerFi® is a Registered Trademark of BurgerFi IP, LLC, a wholly-owned subsidiary of BurgerFi.

Forward-Looking Statements

This press release may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the Company’s expectation about any or all of the following: (i) the intent and plan of the Company to submit a plan of compliance with respect to, and regain compliance with, Nasdaq Listing Rule 5250(c)(1) and Nasdaq Listing Rule 5605, and (ii) the anticipated actions by the Staff and the Company’s responses and their anticipated outcomes. Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, our ability to submit and have accepted plans of compliance with The Nasdaq Stock Market LLC, our ability to regain compliance with Nasdaq Listing Rule 5250(c)(1) and Nasdaq Listing Rule 5605 and otherwise maintain our listing with The Nasdaq Stock Market LLC along with those risks and uncertainties described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on April 10, 2024, the Company’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on May 16, 2024, and in any other filings made by the Company with the U.S. Securities and Exchange Commission, which are available at www.sec.gov. All subsequent written and oral forward-looking statements attributable to BurgerFi or persons acting on BurgerFi’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Investor Relations:

ICR

Michelle Michalski

IR-BFI@icrinc.com

646-277-1224

Company Contact:

BurgerFi International Inc.

IR@burgerfi.com

Media Relations Contact:

Ink Link Marketing

Kim Miller

Kmiller@inklinkmarketing.com